Exhibit 21.1
Lionbridge Technologies, Inc.
Subsidiaries

Name	Jurisdiction of Incorporation or Organization	Name under which Subsidiary does Business
Beijing Lionbridge Global Solutions Technologies, Inc.	China	Lionbridge
CLS 4-Text GmbH	Berlin, Germany	CLS
CLS Communication A/S	Copenhagen, Denmark	CLS
CLS Communication AG	Glattbrugg (Opfikon), Switzerland	CLS
CLS Communication Asia Pacific Pte Ltd	Singapore	CLS
CLS Communication GmbH	Frankfurt, Germany	CLS
CLS Communication HK Limited	Hong Kong	CLS
CLS Communication Holding Ltd	Saint John, NB, Canada	CLS
CLS Communication Inc.	Delaware	CLS
CLS Communication Limited	London, England	CLS
CLS Communication S.L.	Madrid, Spain	CLS
CLS Communication SARL	Courbevoie Cedex, France	CLS
CLS Communication (Shanghai) Co. Ltd.	Shanghai	CLS
CLS Corporate Language Services Holding AG	Glattbrugg (Opfikon), Switzerland	CLS
CLS Lexi-tech Limited	Dieppe NB, Canada	CLS
Darwin Zone SA	Costa Rico	Darwin Zone
Darwin Zone SA	Panama	Darwin Zone
E5 Global Solutions (Jinan) Inc.	China	E5
E5 International Holdings, Inc.	Cayman Islands	E5
Geotext Translations AB	Sweden	Geotext
Geotext Translations Limited	United Kingdom	Geotext
Geotext Translations, Inc.	New York	Geotext
L10nbridge Korea Co. Ltd.	Korea	Lionbridge
Lionbridge (Beijing) Technologies Inc.	China	Lionbridge
Lionbridge (Canada) Inc.	Canada	Lionbridge
Lionbridge (Slovakia) S.r.o.	Slovakia	Lionbridge
Lionbridge (Thailand) Limited	Thailand	Lionbridge
Lionbridge (UK) Limited	United Kingdom	Lionbridge
Lionbridge Belgium bvba	Belgium	Lionbridge
Lionbridge Chile Traducciones Limitada	Chile	Lionbridge
Lionbridge Denmark AS	Denmark	Lionbridge
Lionbridge Deutschland GmbH	Germany	Lionbridge
Lionbridge Espana SLU	Spain	Lionbridge
Lionbridge France SAS	France	Lionbridge
Lionbridge Global Software Limited	Ireland	Lionbridge
Lionbridge Global Software, Inc.	Delaware	Lionbridge
Lionbridge Global Solutions Federal, Inc.	Delaware	Lionbridge
Lionbridge Global Solutions II, Inc.	New York	Lionbridge
Lionbridge Global Sourcing Solutions Limited	Ireland	Lionbridge
Lionbridge Global Sourcing Solutions, Inc.	Delaware	Lionbridge
Lionbridge Holding GmbH	Germany	Lionbridge
Lionbridge Holdings Luxembourg S.à.r.l.	Luxembourg	Lionbridge
Lionbridge International Finance Limited	Ireland	Lionbridge
Lionbridge International Unlimited Company	Ireland	Lionbridge
Lionbridge International Merkezi İrlanda İstanbul Merkez Şubesi (branch office of Lionbridge International Unlimited Company)	Turkey	Lionbridge
Lionbridge Investment AB	Sweden	Lionbridge
Lionbridge Investments (UK) Limited	United Kingdom	Lionbridge
Lionbridge Ireland Limited	Ireland	Lionbridge
Lionbridge Italy Srl	Italy	Lionbridge
Lionbridge Japan KK	Japan	Lionbridge
Lionbridge Luxembourg S.à.r.l.	Luxembourg	Lionbridge
Lionbridge Mauritius Ltd	Mauritius	Lionbridge

Exhibit 21.1
Lionbridge Technologies, Inc.
Subsidiaries

Lionbridge Midwest LLC	Indiana	Lionbridge
Lionbridge Nederland B.V.	Netherlands	Lionbridge
Lionbridge Nordic AB	Sweden	Lionbridge
Lionbridge Norwegian Branch	Norway	Lionbridge
Lionbridge of Europe B.V, Taiwan Branch.	Taiwan	Lionbridge
Lionbridge of Europe B.V.	Netherlands	Lionbridge
Lionbridge Oy	Finland	Lionbridge
Lionbridge Participações Ltda.	Brasil	Lionbridge
Lionbridge Poland Sp.zo.o	Poland	Lionbridge
Lionbridge Singapore Pte Ltd.	Singapore	Lionbridge
Lionbridge Sweden Aktiebolag	Sweden	Lionbridge
Lionbridge Technologies (France) SARL	France	Lionbridge
Lionbridge Technologies B.V.	Netherlands	Lionbridge
Lionbridge Technologies Holdings B.V.	Netherlands	Lionbridge
Lionbridge Technologies Holdings BV, Taiwan Branch	Taiwan	Lionbridge
Lionbridge Technologies Private Limited	India	Lionbridge
Lionbridge Technologies, Inc.	Delaware	Lionbridge
Lionbridge US, Inc.	Delaware	Lionbridge
Liox - Tecnologias Lda	Portugal	Lionbridge
Tuscany Holding AG	Rotkreuz, Switzerland	CLS
VeriTest, Inc.	Delaware	VeriTest
Virtual Solutions Inc.	Pennsylvania	Lionbridge